PARK NATIONAL CORPORATION: Where you mean more Piper Sandler East Coast Financial Services Conference

Safe Harbor Statement • This presentation contains forward-looking statements that are provided to assist in the understanding of anticipated future financial performance. Forward-looking statements provide current expectations or forecasts of future events and are not guarantees of future performance. The forward-looking statements are based on management’s expectations and are subject to a number of risks and uncertainties. Although management believes that the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially from those expressed or implied in such statements. Risks and uncertainties that could cause actual results to differ materially include, without limitation: the ever-changing effects of the novel coronavirus (COVID-19) pandemic - - the duration, extent and severity of which are impossible to predict, including the possibility of further resurgence in the spread of COVID-19 or variants thereof - - on economies (local, national and international) and markets, and on our customers, counterparties, employees and third-party service providers, as well as the effects of various responses of governmental and nongovernmental authorities to the COVID-19 pandemic, including public health actions directed toward the containment of the COVID-19 pandemic (such as quarantines, shut downs and other restrictions on travel and commercial, social or other activities), the availability and effectiveness of vaccines, and the implementation of fiscal stimulus packages; the impact of future governmental and regulatory actions upon our participation in and execution of government programs related to the COVID-19 pandemic; Park's ability to execute our business plan successfully and within the expected timeframe as well as our ability to manage strategic initiatives in light of the impact of the COVID-19 pandemic and the various responses to the COVID-19 pandemic; general economic and financial market conditions, specifically in the real estate markets and the credit markets, either nationally or in the states in which Park and our subsidiaries do business, may experience a weaker recovery than anticipated, in addition to the continuing impact of the COVID-19 pandemic on our customers’ operations and financial condition, either of which may result in adverse impacts on the demand for loan, deposit and other financial services, delinquencies, defaults and counterparties' inability to meet credit and other obligations and the possible impairment of collectability of loans; factors that can impact the performance of our loan portfolio, including real estate values and liquidity in our primary market areas, the financial health of our commercial borrowers and the success of construction projects that we finance, including any loans acquired in acquisition transactions; the effect of monetary and other fiscal policies (including the impact of money supply and interest rate policies of the Federal Reserve Board) as well as disruption in the liquidity and functioning of U.S. financial markets, as a result of the COVID-19 pandemic and government policies implemented in response thereto, may adversely impact prepayment penalty income, mortgage banking income, income from fiduciary activities, the value of securities, deposits and other financial instruments, in addition to the loan demand and the performance of our loan portfolio, and the interest rate sensitivity of our consolidated balance sheet as well as reduce interest margins; changes in the federal, state, or local tax laws may adversely affect the fair values of net deferred tax assets and obligations of state and political subdivisions held in Park's investment securities portfolio and otherwise negatively impact our financial performance; the impact of the results of the 2020 U.S. elections, including on the regulatory landscape, capital markets, tax policy, infrastructure spending and social programs; changes in consumer spending, borrowing and saving habits, whether due to changes in retail distribution strategies, consumer preferences and behavior, changes in business and economic conditions (including as a result of the COVID-19 pandemic and reactions thereto), legislative and regulatory initiatives (including those undertaken in response to the COVID-19 pandemic), or other factors may be different than anticipated; changes in unemployment levels in the states in which Park and our subsidiaries do business may be different than anticipated due to the continuing impact of the COVID-19 pandemic; changes in customers', suppliers', and other counterparties' performance and creditworthiness may be different than anticipated due to the continuing impact of and the various responses to the COVID-19 pandemic; Park may have more credit risk and higher credit losses to the extent there are loan concentrations by location or industry of borrowers or collateral; the volatility from quarter to quarter of mortgage banking income, whether due to interest rates, demand, the fair value of mortgage loans, or other factors; the adequacy of our internal controls and risk management program in the event of changes in the market, economic, operational (including those which may result from more of our associates working remotely), asset/liability repricing, legal, compliance, strategic, cybersecurity, liquidity, credit and interest rate risks associated with Park's business; competitive pressures among financial services organizations could increase significantly, including product and pricing pressures (which could in turn impact our credit spreads), changes to third-party relationships and revenues, changes in the manner of providing services, customer acquisition and retention pressures, and our ability to attract, develop and retain qualified banking professionals; uncertainty regarding the nature, timing, cost and effect of changes in banking regulations or other regulatory or legislative requirements affecting the respective businesses of Park and our subsidiaries, including major reform of the regulatory oversight structure of the financial services industry and changes in laws and regulations concerning taxes, FDIC insurance premium levels, pensions, bankruptcy, consumer protection, rent regulation and housing, financial accounting and reporting, environmental protection, insurance, bank products and services, bank and bank holding company capital and liquidity standards, fiduciary standards, securities and other aspects of the financial services industry, specifically the reforms provided for in the Coronavirus Aid, Relief and Economic Security (CARES) Act and the follow-up legislation in the Consolidated Appropriations Act, 2021, the American Rescue Plan Act of 2021, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and the Basel III regulatory capital reforms, as well as regulations already adopted and which may be adopted in the future by the relevant regulatory agencies, including the Consumer Financial Protection Bureau, the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation, and the Federal Reserve Board, to implement the provisions of the CARES Act and the follow-up legislation in the Consolidated Appropriations Act, 2021, the provisions of the American Rescue Plan Act of 2021, the provisions of the Dodd-Frank Act, and the Basel III regulatory capital reforms; the effect of changes in accounting policies and practices, as may be adopted by the Financial Accounting Standards Board (the "FASB"), the SEC, the Public Company Accounting Oversight Board and other regulatory agencies, may adversely affect Park's reported financial condition or results of operations; Park's assumptions and estimates used in applying critical accounting policies and modeling, including under the CECL model, which may prove unreliable, inaccurate or not predictive of actual results; the impact of Park's ability to anticipate and respond to technological changes on Park's ability to respond to customer needs and meet competitive demands; operational issues stemming from and/or capital spending necessitated by the potential need to adapt to industry changes in information technology systems on which Park and our subsidiaries are highly dependent; the ability to secure confidential information and deliver products and services through the use of computer systems and telecommunications networks, including those of Park's third-party vendors and other service providers, which may prove inadequate, and could adversely affect customer confidence in Park and/or result in Park incurring a financial loss; a failure in or breach of Park's operational or security systems or infrastructure, or those of our third-party vendors and other service providers, resulting in failures or disruptions in customer account management, general ledger, deposit, loan, or other systems, including as a result of cyber attacks; the existence or exacerbation of general geopolitical instability and uncertainty as well as the effect of trade policies (including the impact of potential or imposed tariffs, a U.S. withdrawal from or significant renegotiation of trade agreements, trade wars and other changes in trade regulations and changes in the relationship of the U.S. and its global trading partners); the impact on financial markets and the economy of any changes in the credit ratings of the U.S. Treasury obligations and other U.S. government-backed debt, as well as issues surrounding the levels of U.S., European and Asian government debt and concerns regarding the growth rates and financial stability of certain sovereign governments, supranationals and financial institutions in Europe and Asia and the risk they may face difficulties servicing their sovereign debt; our litigation and regulatory compliance exposure, including the costs and effects of any adverse developments in legal proceedings or other claims and the costs and effects of unfavorable resolution of regulatory and other governmental examinations or other inquiries; continued availability of earnings and excess capital sufficient for the lawful and prudent declaration of dividends; the impact on Park's business, personnel, facilities or systems of losses related to acts of fraud, scams and schemes of third parties; the impact of widespread natural and other disasters, pandemics (including the COVID-19 pandemic), dislocations, regional or national protests and civil unrest (including any resulting branch closures or damages), military or terrorist activities or international hostilities on the economy and financial markets generally and on us or our counterparties specifically; any of the foregoing factors, or other cascading effects of the COVID-19 pandemic that are not currently foreseeable, could materially affect our business, including our customers' willingness to conduct banking transactions and their ability to pay on existing obligations; the effect of healthcare laws in the U.S. and potential changes for such laws, especially in light of the COVID-19 pandemic, which may increase our healthcare and other costs and negatively impact our operations and financial results; risk and uncertainties associated with Park's entry into new geographic markets with our recent acquisitions, including expected revenue synergies and cost savings from recent acquisitions not being fully realized or realized within the expected timeframe; the discontinuation of the London Inter-Bank Offered Rate (LIBOR) and other reference rates which may result in increased expenses and litigation, and adversely impact the effectiveness of hedging strategies; and other risk factors relating to the banking industry as detailed from time to time in Park's reports filed with the SEC including those described in "Item 1A. Risk Factors" of Part I of Park's Annual Report on Form 10-K for the fiscal year ended December 31, 2020. Park does not undertake, and specifically disclaims any obligation, to publicly release the results of any revisions that may be made to update any forward-looking statement to reflect the events or circumstances after the date on which the forward- looking statement was made, or reflect the occurrence of unanticipated events, except to the extent required by law. P A R K N A T I O N A L C O R P O R A T I O N 2

Disclaimer Non-GAAP Financial Metrics This presentation contains certain financial information determined by methods other than in accordance with accounting principles generally accepted in the United States (“GAAP”). Management believes that the disclosure of these “non-GAAP” financial measures presents additional information which, when read in conjunction with Park’s consolidated financial statements prepared in accordance with GAAP, assists in analyzing Park’s operating performance, ensures comparability of operating performance from period to period, and facilitates comparisons with the performance of Park’s peer financial holding companies, while eliminating certain non-operational effects of acquisitions. Additionally, Park believes this financial information is utilized by regulators and market analysts to evaluate a company’s financial condition, and therefore, such information is useful to investors. The non-GAAP financial measures should not be viewed as substitutes for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. A reconciliation of the non-GAAP financial measures used in this presentation to the most directly comparable GAAP measures is provided on pages 33 and 34 of this presentation. P A R K N A T I O N A L C O R P O R A T I O N 3

P A R K N A T I O N A L C O R P O R A T I O N Overview of Park National Corporation

Overview of Park National Corporation

Company Overview

- Park's bank subsidiary, The Park National Bank, is headquartered in Newark, Ohio and was founded over 110 years ago in 1908.
- $10 billion of total assets and $7.5 billion of assets under management[1] as of September 30, 2021.
- Park common shares are publicly traded under the symbol "PRK".
- Diversified revenue base with approximately 28% non-interest income to operating revenue during the first three quarters of 2021.
- Diversified loan portfolio funded with customer deposits.
- Low historical loan losses relative to peers and well contained.
- Low-cost funding profile supports durable net interest margin and extended trend of stable operating results.
- As of June 30, 2021 Park's average deposit market share was approximately 37% in its six largest Ohio county markets.



	Year Ended		YTD
$ in millions	12/31/2019	12/31/2020	9/30/2021
Total Assets	$ 8,558	$ 9,279	$ 10,034
Total Loans	6,501	7,178	6,908
Total Deposits	7,053	7,572	8,364
Shareholders' Equity	969	1,040	1,068
TCE / TA (2)	9.51%	9.57%	9.13%
ACL / Loans	0.87%	1.19%	1.28% / 1.30% (3)
NPAs / Assets (4)	1.14%	1.31%	0.91%
Net Interest Margin (5)	3.89%	3.93%	3.67%
ROAA	1.21%	1.38%	1.59%
ROATCE (2)	13.40%	15.30%	17.58%

(1) Market value of assets under management.
(2) See Reconciliation of Non-GAAP Financial Metrics shown on pages 33 and 34.
(3) 1.30% refers to the total allowance for credit losses on originated loans as a % of total originated loans, excluding $131.5 million of PPP loans and $136,000 in related allowance.
(4) NPAs exclude accruing troubled debt restructuring loans and loans 90+ days past due.
(5) Net interest margin shown on a fully taxable equivalent basis assuming a 21% corporate federal income tax rate.
Note: Financial data as of September 30, 2021 unless otherwise noted; Source: S&P Global Market Intelligence.

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PARK NATIONAL CORPORATION

Attractive Geographic Footprint


Ohio
North Carolina
Kentucky
South Carolina

Overview

- Distinct operating regions provide for attractive mix of customers and demographic opportunities.
- Park has entered several new geographic markets in recent years via acquisitions and de novo branch openings.
  - These new markets have affluent, educated populations, faster population growth, and low rates of unemployment(3).
  - Combined with Park's outstanding deposit franchise in its core markets, these expansion markets present a promising opportunity for customer and revenue growth.

Region	Deposits	Trust AUM(1)	Full-Time(2) Employees	Counties Served	Offices
Western Ohio	$1.12B	$1.10B	165	6	24
Northern Ohio	$1.36B	$1.08B	217	8	24
Metro	$1.69B	$1.03B	163	5	9
Central Ohio	$1.70B	$3.77B	176	5	17
Eastern Ohio	$630M	$479M	102	5	15
Carolina	$676M	$1M	80	6	7

September 2021 Unemployment Rate (%)(3)


3.8%
4.3%
4.4%
4.7%
3.4%
4.8%
ASHEVILLE, NC
CHARLOTTE, NC
CINCINNATI, OH
COLUMBUS, OH
LOUISVILLE, KY
USA

(1) Market value of assets under management.
(2) Full-time employees do not include 780 full-time employees at Park's operational support centers.
(3) Source: Bureau of Labor Statistics; National unemployment data as of November 2, 2021.
Note: Financial data as of September 30, 2021 unless otherwise noted.

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PARK NATIONAL CORPORATION

Senior Management P A R K N A T I O N A L C O R P O R A T I O N 7 David L. Trautman – Chairman of the Board and CEO – Age: 60 (38 years with Park) • Chairman of the Board since May 2019 and CEO since January 2014 of Park and Park National Bank. • President of Park and Park National Bank from January 2005 through April 2019. • President of First-Knox National Bank, a division of Park National Bank, from 1997 through 2002, and its Chairman from 2001 to 2006. • Holds an MBA with honors from The Ohio State University. • Earned his B.A. from Duke University and joined Park immediately following graduation.

Senior Management (continued) Matthew R. Miller – President – Age: 43 (12 years with Park) • President of Park and Park National Bank since May 2019. • Executive Vice President of Park and Park National Bank from April 2017 through April 2019. • Chief Accounting Officer of Park and Park National Bank from December 2012 through March 2017. • Accounting Vice President of Park National Bank from April 2009 through December 2012. • Prior to joining Park, worked for eight years at Deloitte & Touche and focused on clients in the financial services industry. • Earned a B.A. in accounting, graduating summa cum laude, from University of Akron. P A R K N A T I O N A L C O R P O R A T I O N 8 Brady T. Burt – Chief Financial Officer – Age: 49 (14 years with Park) • Chief Financial Officer of Park and Park National Bank since December 2012. • Former Chief Accounting Officer of Park and Park National Bank from April 2007 to December 2012. • Worked at Vail Banks, Inc. in various capacities from 2002 to 2006, including as CFO. • Earned his B.S. Degree in accounting from Miami University. • Member of Board of Directors of Federal Home Loan Bank of Cincinnati, serving on each of the Audit Committee (which he has chaired since January 1, 2021) and the Risk Committee.

Experienced Management Team • Park National Bank’s management team consists of leaders with deep local market knowledge. • Senior leadership team averages 27 years of banking experience. • Average senior leadership tenure with Park National Bank is approximately 20 years. P A R K N A T I O N A L C O R P O R A T I O N 9 Name Position Age Years with PNB Years in Industry Todd Bogdan Chief Information Officer 53 5 33 Adrienne Brokaw Chief Auditor 53 8 22 Thomas J. Button Chief Credit Officer 61 24 35 Thomas M. Cummiskey Chief Trust & Investments Officer 52 22 24 Robert N. Kent, Jr. Chief Operating Officer 64 18 38 Mark H. Miller Corporate Services 39 5 5 Cheryl L. Snyder Chief Retail Offcer 65 42 44 Laura F. Tussing Chief Experience Officer 40 17 17 Stephen G. Wells Regional Banking 60 37 37 Jeffrey A. Wilson Chief Risk Officer 55 17 25

Community Banking Divisions

- Strong history of operating in Park's division bank model.
- Decided in 2019 to move to one brand (Park National Bank) while maintaining local market leadership and advisory boards.
- To better align its branch network with banking trends, Park National Bank consolidated 2 branches in early 2020 and also consolidated 21 additional offices (18% of existing) at September 30, 2020.
  - Proximity to other branches and few competitors in impacted markets reduce the risk of attrition.
  - Low transaction volume at impacted branches.
- Park continues to analyze its remaining branch network (geography, demographics, transaction volume, etc.) to identify sensible expense saving opportunities.
- Separate presidents and advisory boards, consisting of leaders with deep local market knowledge.
  - Leadership team averages approximately 30 years of banking experience and 21 years of leadership tenure with Park.

Name	Position	Age	Years with PNB	Years in Industry
Robert E. Boss	President - Northern Ohio Region	65	14	43
John A. Brown	President - Western Ohio Region	52	30	30
Thomas J. Button	President - Metro Region	61	24	35
Pete G. Cassanos	President - Columbus Division	65	40	40
W. Andrew Holden	President - Louisville Division	46	3	25
J. Blaine Jackson	President - Charlotte Division	44	10	22
John D. Kimberly	President - Carolina Region	57	14	35
Patrick L. Nash	President - Eastern Ohio Region	57	34	34
Adam T. Stypula	President - Cincinnati Division	46	21	21
Laura F. Tussing	President - Central Ohio Region	40	17	17

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PARK NATIONAL CORPORATION

Park M&A Strategy Two-prong strategy guidelines: 1. Traditional M&A • Strong franchise, good reputation and asset quality • Competitive market share • Continuity of management and leadership • Traditional community bank structure • Sticky, low-cost core deposits • Disciplined approach to pricing and diligence 2. Metro Strategy • Certain attractive markets in the Midwest, Southeast, and Mid-Atlantic regions • De novo branching – mirror successful Columbus, Ohio de novo office • Partner with banks that have the following characteristics: • Consistent loan growth • Acceptable asset quality • Existing trust and wealth management business, or the potential to grow the business in those areas • Commercial focus • Proven leadership team P A R K N A T I O N A L C O R P O R A T I O N 11

P A R K N A T I O N A L C O R P O R A T I O N Financial Summary

2021 Third Quarter Highlights P A R K N A T I O N A L C O R P O R A T I O N 13 • Park’s Consolidated Capital Ratios as of September 30, 2021: – Tangible Common Equity to Tangible Assets of 9.13%(1) – Leverage Ratio of 9.32% – Total Risk-Based Capital Ratio of 15.97% • Tangible common book value per share(1) grew from $52.00 at September 30, 2020 to $55.56 at September 30, 2021. • Pre-provision net revenue(1) of $45.5 million during Q3 2021, compared to $50.5 million during Q3 2020. • Provision for credit losses for Q3 2021 of $2.0 million compared to $13.8 million for Q3 2020. – Provision for loan losses was driven higher in 2020 by economic uncertainty due to the COVID-19 pandemic. • ACL / Loans (excluding PPP) grew to 1.30% as of Q3 2021, compared to 1.28% as of Q3 2020. • Core expenses were well controlled during the quarter reflecting an efficiency ratio of 59.70%. • Net income for the third quarter of 2021 was $35.4 million, compared to $30.8 million for the third quarter of 2020. Worked closely with all stakeholders to proactively respond to the COVID-19 crisis Achieved strong level of pre- provision net revenue in a challenging operating environment. Park Performance Summary (1) (1) See Reconciliation of Non-GAAP Financial Metrics shown on pages 33 and 34.

Steady Balance Sheet Growth

Total Assets


(Dollars in millions)
$7,538
$7,804
$8,558
$9,279
$10,034
2017Y
2018Y
2019Y
2020Y
2021Q3

Total Loans


(Dollars in millions)
$5,372
$5,692
$6,501
$7,178
$6,908
2017Y
2018Y
2019Y
2020Y
2021Q3

Total Deposits


(Dollars in millions)
$5,817
$6,261
$7,053
$7,572
$8,364
2017Y
2018Y
2019Y
2020Y
2021Q3

Total Shareholders' Equity


(Dollars in millions)
$756
$833
$969
$1,040
$1,068
2017Y
2018Y
2019Y
2020Y
2021Q3

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PARK NATIONAL CORPORATION

Efficiency Ratio & NIE / Average Assets(1) Strong Earnings Power P A R K N A T I O N A L C O R P O R A T I O N 15 (Dollars in millions) Net Income, ROAA & ROATCE(1) Fee Income / Op. Revenue Pre-Provision Net Revenue / Avg. Assets(1) (1) See Reconciliation of Non-GAAP Financial Metrics shown on pages 33 and 34. Note: Financial data as of September 30, 2021 unless otherwise noted. (Dollars in millions) (Dollars in millions) $84.2 $110.4 $102.7 $127.9 $117.4 1.1% 1.4% 1.2% 1.4% 1.59% 12.3% 16.1% 13.4% 15.3% 17.6% – $20.0 $40.0 $60.0 $80.0 $100.0 $120.0 $140.0 2017Y 2018Y 2019Y 2020Y 2021 YTD – 4.0% 8.0% 12.0% 16.0% 20.0% Net Income ROAA ROATCE $127.0 $139.2 $130.9 $166.7 $136.2 1.64% 1.83% 1.55% 1.80% 1.85% –  $20.0  $40.0  $60.0  $80.0  $100.0  $120.0  $140.0  $160.0  $180.0  $200.0 1.00% 1.10% 1.20% 1.30% 1.40% 1.50% 1.60% 1.70% 1.80% 1.90% 2017Y 2018Y 2019Y 2020Y 2021 YTD PPNR PPNR/Avg. Assets $86.4 $101.1 $97.2 $125.7 $97.7 $243.8 $266.9 $297.7 $327.6 $246.2 26.2% 27.5% 24.6% 27.7% 28.4% 2017 2018 2019 2020 2021 YTD Pre-Provision Net Interest Income Fee Income (Other Income) Fee Income / Op. Rev. 60.6% 61.7% 66.4% 62.8% 60.0% 2.62% 3.00% 3.12% 3.10% 2.82% 2017Y 2018Y 2019Y 2020Y 2021 YTD Efficiency Ratio Non-Int. Exp. / Avg. Assets

Durable Net Interest Margin P A R K N A T I O N A L C O R P O R A T I O N 16 Overview • Net interest margin has held steady due to stable asset yields and declining deposit costs. Pre-Provision Net Interest Income and Net Interest Margin(1) Asset Yields, Liability Costs, and Net Interest Margin(1) (Dollars in millions) (1) Net interest margin shown on a fully taxable equivalent basis assuming a 21% corporate federal income tax rate. See Reconciliation of Non-GAAP Financial Metrics shown on pages 33 and 34. Note: Financial data as of September 30, 2021 unless otherwise noted 4.12% 4.33% 3.96% 3.93% 3.69% 3.85% 4.07% 3.76% 3.74% 3.53% 0.39% 0.40% 0.32% 0.29% 0.26% 0.26% 0.19% 0.16% 0.13% 0.11% 2020Q3 2020Q4 2021Q1 2021Q2 2021Q3 Interest Earning Asset Yield (%) Net Interest Margin (%) Interest Bearing Liability Cost (%) Interest Bearing Deposit Cost (%) $83.8 $86.3 $80.7 $83.9 $81.6 3.85% 4.07% 3.76% 3.74% 3.53% 2020Q3 2020Q4 2021Q1 2021Q2 2021Q3 Pre-Provision Net Interest Income Net Interest Margin

Diverse & Significant Fee Income

Overview

- Robust levels of fee income provide a hedge against a very challenging interest rate environment.
- The business lines responsible for generating the majority of fee income are trust and wealth management and debit card fees.
- Diversified revenue base with approximately 26% non-interest income to operating revenue since 2016.
- Anchored by trust and wealth management, which as of September 30, 2021 have assets under management of $7.5 billion[(1)].

Q3 YTD 2021 Summary

- Total mortgage originations September 30, 2021 YTD were $784.0 million, compared to $986.6 million for the same period of 2020. Fee income related to mortgage loan originations to be sold in the secondary market were $15.0 million YTD 2021, compared to $14.7 million for the same period of 2020.

Fee Income / Operating Revenue



(Dollars in millions)
Pre-Provision Net Interest Income
Fee Income (Other Income)
Fee Income / Op. Rev.
26.2%
27.5%
24.6%
27.7%
28.4%
$243.8
$266.9
$297.7
$327.6
$246.2
$86.4
$101.1
$97.2
$125.7
$97.7
2017
2018
2019
2020
2021 YTD

Sources of Fee Income (2021 YTD)



Other Fee Income 20%
Fiduciary Activities 26%
BOLI 4%
Debit Card Fees 20%
Other Service Income 24%
Service Charges 6%

(1) Market value of assets under management.
Note: Financial data as of September 30, 2021 unless otherwise noted.

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PARK NATIONAL CORPORATION

Disciplined Approach to Managing Operating Expenses P A R K N A T I O N A L C O R P O R A T I O N 18 Overview • Disciplined cost management is a key element of Park’s financial success. • The efficiency ratio has consistently been in the mid-to-low 60% range, and management expects continued improvement with new initiatives and greater scale. Q3 YTD 2021 Summary • The efficiency ratio improved significantly in 2021 YTD due to increases in interest income and fee income. Efficiency Ratio & Non-interest Expense Non-interest Expense Composition Note: Financial data as of September 30, 2021 unless otherwise noted (Dollars in millions) $203.2 $228.8 $264.0 $286.6 $207.8 63.0% 60.6% 61.7% 62.8% 60.0% 2017 2018 2019 2020 2021 YTD Non-interest Expense Efficiency Ratio Salaries & Benefits 58% Occupancy 5% FF&E 4% Data Processing 11% Professional Fees 9% Insurance 2% Other Non- interest Expense 11%

High Quality Capital Structure 98% of Park’s Tier 1 Capital is Common Equity P A R K N A T I O N A L C O R P O R A T I O N 19 Common Equity Tier 1 Trust Preferred Receives full Tier 1 Capital treatment Allowance for Credit Losses and Subdebt Tier 1 Capital $921.3 million Tier 2 Capital $264.9 million Note: Financial data as of September 30, 2021 unless otherwise noted ACL $92.8 Subdebt, $172.1 Trust Preferred $15.0 Common Equity Tier 1 $906.3 1 Regulatory Capital as of September 30, 2021 (Dollars in millions)

Robust Capital Ratios P A R K N A T I O N A L C O R P O R A T I O N 20(1) Adequately capitalized thresholds plus capital conservation buffer of 2.5% Note: Financial data as of September 30, 2021 unless otherwise noted; capital ratios were modestly impacted by two bank acquisitions which closed in the 2018 and 2019 fiscal years Tier 1 Leverage Ratio Common Equity Tier 1 Ratio Tier 1 Risk-based Capital Ratio Total Risk-based Capital Ratio Regulatory Minimums(1) 9.4% 10.0% 9.6% 9.6% 9.3% 4.0% – 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% 2017Q4 2018Q4 2019Q4 2020Q4 2021 Q3 12.9% 13.0% 11.6% 11.7% 12.2% 7.0% – 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% 14.0% 16.0% 2017Q4 2018Q4 2019Q4 2020Q4 2021 Q3 13.2% 13.3% 11.8% 11.9% 12.4% 8.5% – 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% 14.0% 16.0% 2017Q4 2018Q4 2019Q4 2020Q4 2021 Q3 14.1% 14.2% 12.6% 15.4% 16.0% 10.5% 8.0% 9.0% 10.0% 11.0% 12.0% 13.0% 14.0% 15.0% 16.0% 2017Q4 2018Q4 2019Q4 2020Q4 2021 Q3

High-Quality and Diversified Loan Portfolio



Leases
0%
Commercial, Financial, and Agricultural
19%
Consumer
25%
Commercial Real Estate
26%
Residential Real Estate
25%
Construction Real Estate
5%

Total Loan Portfolio: $6.9B
MRQ Yield on Loans: 4.47%

- Park has a well-secured loan portfolio with geographic and asset class diversity.
- Out-of-market portfolio is limited to specialty lending, which has very conservative underwriting and is subject to intensive loan monitoring.
- 53% of the loan portfolio has a fixed interest rate.
- The expected weighted average repricing duration of the loan portfolio was 1.63 years as of September 30, 2021.
- Included in commercial, financial, and agricultural loans are $316 million in loans originated through Scope Leasing, Inc. and $307.6 million in structured warehouse loans.
- 3% of total loans were agriculture related(1).
- 39% of commercial real estate loans were owner-occupied.

(1) Agriculture related loans include farm loans and agricultural production loans.
Note: Financial data as of September 30, 2021 unless otherwise noted.

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PARK NATIONAL CORPORATION

Indirect Lending Portfolio P A R K N A T I O N A L C O R P O R A T I O N 22 52% 25% 15% 6% 1% 1% Indirect Loans by Credit Tier Premier (780+) A+ (740 ‐ 779) A (710 ‐ 739) B (680 ‐ 709) C (640 ‐ 679) D (<640) Note: Financial data as of October 31, 2021. • Park National Bank’s loan  portfolio includes $1.5B in  indirect loans.  • Balances have steadily increased  since first breaking $1B in 2017. • Of total indirect loans, $3.8  million, or 0.25% of all indirect  loans are 30+ days past due.

COVID-19 Loan Modifications

- During the 21 months ended September 30, 2021, Park modified a total of 5,131 consumer loans, with an aggregate balance of $79.5 million, and modified a total of 1,406 commercial loans, with an aggregate balance of $513.3 million, in each case related to a hardship caused by the COVID-19 pandemic and responses thereto.
- Of the $592.8 million of COVID-19 modifications during the 21 months ended September 30, 2021, $30.8 million, or 0.45% of total loans, remained in deferral as of September 30, 2021 and $6.8 million were at least 30 days past due in accordance with the modified terms at September 30, 2021.

Note: A majority of these modifications are excluded from Troubled Debt Restructuring classification under Section 4013 of the CARES Act or under applicable interagency guidance of the federal banking regulators. Modified loans will be considered current and will continue to accrue interest during the deferral period.

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Overview of PPP Involvement P A R K N A T I O N A L C O R P O R A T I O N 24 Note: Financial data as of September 30, 2021 unless otherwise noted • During 2020, Park approved and funded 4,439 loans totaling $543.1 million under the PPP's first round of loans. These first round PPP loans had an average principal balance of $122,000. Of the $543.1 million in first round PPP loans, 21 loans totaling $68.2 million had a principal balance that was greater than $2 million. For its assistance in making and retaining the 4,439 loans, Park has received an aggregate of $20.2 million in fees from the SBA, of which $6.4 million and $13.7 million were recognized within loan interest income during the nine months ended September 30, 2021 and the twelve months ended December 31, 2020, respectively. Park funded the PPP loans with excess on-balance sheet liquidity. At September 30, 2021, the remaining balance of the first round PPP loans funded in 2020 was $14.1 million. • During 2021, Park offered additional PPP loans as authorized under the Consolidated Appropriations Act, 2021, signed into law on December 27, 2020. Through September 30, 2021, Park had approved and funded 3,262 loans totaling $221.6 million under the second round of PPP loans. These additional second round PPP loans had an average principal balance of $68,000. None of the $221.6 million in additional second round PPP loans had a principal balance that was greater than $2 million. For its assistance in making and retaining the 3,262 second round of PPP loans, Park has received an aggregate of $12.9 million in fees from the SBA, of which $7.6 million was recognized within loan interest income during the nine months ended September 30, 2021. Park funded the second round PPP loans with excess on- balance sheet liquidity. At September 30, 2021, the remaining balance of second round PPP loans funded in 2021 was $122.3 million. • As of October 29, 2021, Park had submitted approximately 6,458 repayment requests on behalf of borrowers under the PPP to the SBA and has received $653.4 million in payments from the SBA.

Specialty Lending • Park has successfully operated in the specialty finance area, specifically focusing on turbo-prop and light jets and structured warehouse lending to non-bank consumer finance companies for many years. Net charge-offs in specialty lending have not materially impacted Park’s overall net charge-off rates over the last 10 years. • Park acquired Scope Leasing, Inc. in the mid-1990’s. Scope follows the same conservative underwriting posture as the commercial loan portfolio. Its lending team has years of industry experience and maintains a narrow focus as to acceptable aircraft. Scope had loans of $316 million or 4.6% of total loans, outstanding as of September 30, 2021. Scope offers aircraft loans from $200,000 to $5 million to individuals, small businesses, and major corporations across the country. • Park entered the structured warehouse lending business in 2008. It is a traditional asset-based lending line of business with daily cash collections, periodic customer audits, and an attractive risk/reward dynamic. The structured warehouse loans consist of loans to non- bank consumer finance companies throughout the nation. These asset-based loans are collateralized by cash flows from individuals, typically from auto loans financed by the non-bank consumer finance company. These loans have very conservative underwriting and are subject to intensive loan monitoring. Structured warehouse loans represented $307.6 million, or 4.5% of total loans, outstanding as of September 30, 2021. • Guardian Financial Services Company, a consumer finance company, had total assets of $5.4 million as of September 30, 2021, and since 2019 has been winding down and not sought new loans since March 31, 2020. P A R K N A T I O N A L C O R P O R A T I O N 25 Note: Financial data as of September 30, 2021 unless otherwise noted. Structured Warehouse 4.5% Scope Aircraft Finance 4.6% Guardian Finance 0.1% All Other Loans 90.9%

Loan Approval Process & Loan Review P A R K N A T I O N A L C O R P O R A T I O N 26 Loan Approval Process • While Park has a legal lending limit of approximately $139 million, its internal hold limit is $46 million. • Park’s highest individual lending authority is $3 million. • Loans which are greater than an individual’s lending authority go to the Park Commercial Loan Committee (“PCLC”) for approval. • Loans exceeding the PCLC approval limits must be approved by the Park Executive Committee. Loan Review & Special Assets • Park’s management team takes a very conservative approach to classification, primarily based on debt service coverage ratios. A credit will be placed on nonaccrual status with a debt service coverage ratio below 1.0x, and a credit with a lesser degree of stress may be labeled special mention. • Annually, loan review evaluates: • All commercial credit relationships with aggregate exposure over $1 million. • All commercial credit relationships with new notes between $250,000 and $1 million are reviewed based on risk-based sampling. • Remaining commercial credit relationships with aggregate exposure between $250,000 and $500,000 are selected based on risk-based sampling. • For the 2020-2021 loan review cycle, 80% of the commercial loan portfolio was reviewed. • Special Assets Committee consists of several bankers with extensive experience working to resolve problem credits acquired over the course of the 2008 financial crisis.

Healthy Allowance Levels Safeguard Shareholders’ Equity P A R K N A T I O N A L C O R P O R A T I O N 27 Allowance / Loans Credit Loss Provision / Net Charge-Offs (1) NPLs include accruing loans 90+ days delinquent. (2) Of the $87.8 million of nonaccrual loans as of 9/30/2021, $68.1 million were current with regard to contractual principal and interest payments. (3) For fiscal year 2020, Park recognized $12.1 million of provisions. For 2021 YTD, Park recognized $6.9 million of recoveries. Overview • Allowance for credit losses was 1.28% of total loans as of September 30, 2021 or 1.30% of loans excluding PPP loans. • Strong reserve levels reflect expectation of deteriorating economic conditions and credit stress to emerge in future periods. • Conservative classification of commercial loans and prudent identification of problem credits. • Adopted CECL 1/1/2021. (3)0.9x 1.2x 6.1x – – FY 2017 FY 2018 FY 2019 FY 2020 2021 YTD (3) $5,372 $5,692 $6,501 $7,178 $6,908 0.93% 0.90% 0.87% 1.19% 1.28% 2017 Q4 2018 Q4 2019 Q4 2020 Q4 2021 Q3 (Dollars in millions) Loans ACL / Loans

Stable Asset Quality P A R K N A T I O N A L C O R P O R A T I O N 28 Net Charge-Offs / Average Loans Classified Loans(2) / Tier 1 Capital + ACL Overview • Conservative underwriting and strong asset quality allowed Park to enter the economic downturn well-prepared. • Of the $87.8 million in nonaccrual loans, $68.1 million, or about 77.5%, were current with regard to payments as of September 30, 2021. NPAs / Total Assets (1) (1) NPAs exclude accruing troubled debt restructuring loans and loans 90+ days past due. (2) Classified loans are defined as those rated substandard or impaired, excluding accruing PCI loans associated with the acquisitions of NewDominion Bank and CAB Financial Corporation. 7.38% 5.89% 8.94% 11.25% 7.85% 2017Q4 2018Q4 2019Q4 2020Q4 2021Q3 1.21% 0.97% 1.14% 1.31% 0.92% 2017Q4 2018Q4 2019Q4 2020Q4 2021Q3 0.17% 0.12% 0.02% (0.24%) (0.06%) (0.70%) (0.20%) 0.30% 0.80% 1.30% 1.80% 2017Y 2018Y 2019Y 2020Y 2021 YTD

Stable, Low Cost Core Deposits P A R K N A T I O N A L C O R P O R A T I O N 29 • With minimal reliance on costly time deposits and a relatively high level of non-interest bearing deposits, Park has cultivated a very attractive, loyal and low-cost source of funds. • Non-interest bearing deposits represented 36% of total deposits. • Public funds made up $1.9 billion, or approximately 22%, of total deposits. • The most recently-completed study received by Park estimated an average life of 8.3 years for its non- maturity deposits, exemplifying a loyal deposit customer base that should continue to form the backbone of Park’s funding sources for years to come. • Approximately $818.3 million in One Way Sell (Promontory) insured cash sweep deposits were off- balance sheet at September 30, 2021. Total Deposits: $8.4 billion MRQ Cost of Interest Bearing Deposits: 0.11% MRQ Cost of Total Deposits: 0.07% Non-CD Deposits / Total Deposits: 91% Note: Financial data as of September 30, 2021 unless otherwise noted Non-interest Bearing 36% Transaction 19% Savings 36% CDs 9%

High Quality Securities Portfolio P A R K N A T I O N A L C O R P O R A T I O N 30 • Park’s investment securities portfolio is highly rated(1): • 91% are AAA rated • 9% are AA rated • 100% are rated investment grade • All mortgage-backed securities and collateralized mortgage obligations are U.S. government agency issued, and are primarily collateralized by 15-year residential mortgage loans. • All state and political subdivision securities are investment grade rated, many with credit enhancements. • The expected weighted average life of Park’s securities portfolio is 3.5 years as of September 30, 2021. • Over $909 million of the securities portfolio is unpledged. • Park did not carry any held-to-maturity securities as of September 30, 2021. MRQ Yield on Securities: 2.04% Total Securities: $1.55 billion (1) Securities portfolio ratings as of March 31, 2021. Note: Financial data as of September 30, 2021 unless otherwise noted States & Political Subdivisions 19% Agency Mortgage- Backed Securities 81%

High Levels of Liquidity

- Park has access to a strong "war chest" of liquidity with multiple sources of funds, including unpledged investment securities, unused available FHLB borrowings capacity, and overnight federal funds sold balances.
- Park National Bank had the following sources of liquidity as of September 30, 2021
  - $128 million of cash and equivalents.
  - $750 million of federal funds sold.
  - $818 million in OWS funds.
  - $909 million of unpledged investment securities.
  - $1.2 billion of borrowing availability with the FHLB of Cincinnati.
  - $2.9 billion of capacity to increase deposit placement funding via Promontory.
  - $1 billion from the Federal Reserve's discount window.
- Park had the following debt at the holding company level as of September 30, 2021:
  - $15 million of trust preferred securities.
  - $173 million of subordinated debt.

Note: Financial data as of September 30, 2021 unless otherwise noted

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P A R K N A T I O N A L C O R P O R A T I O N Appendix

Reconciliation of Non-GAAP Financial Metrics

Reconciliation of Average Shareholders' Equity to Average Tangible Common Equity

	For the Twelve Months Ended				For the Three Months Ended					For the Nine Months Ended
	12/31/2017	12/31/2018	12/31/2019	12/31/2020	9/30/2020	12/31/2020	3/31/2021	6/30/2021	9/30/2021	9/30/2021
Average Shareholders' Equity	$ 755,839	$ 784,140	$ 922,174	$ 1,009,102	$ 1,020,239	$ 1,035,493	$ 1,044,412	$ 1,059,949	$ 1,078,465	$ 1,061,066
Less: Average Goodwill and Other Intangible Assets	72,334	96,385	158,194	170,031	169,726	169,199	168,690	168,211	167,754	168,215
Average Tangible Common Equity	**$ 683,505**	**$ 687,755**	**$ 763,980**	**$ 839,071**	**$ 850,513**	**$ 866,294**	**$ 875,722**	**$ 891,738**	**$ 910,711**	**$ 892,851**

Reconciliation of Total Shareholders' Equity to Tangible Common Equity

	As of				As of				
	12/31/2017	12/31/2018	12/31/2019	12/31/2020	9/30/2020	12/31/2020	3/31/2021	6/30/2021	9/30/2021
Total Shareholders' Equity	$ 756,101	$ 832,506	$ 969,014	$ 1,040,256	$ 1,016,996	$ 1,040,256	$ 1,041,271	$ 1,069,392	$ 1,067,912
Less: Goodwill and Other Intangible Assets	72,334	119,710	171,118	168,855	169,380	168,855	168,376	167,897	167,477
Tangible Common Equity	**$ 683,767**	**$ 712,796**	**$ 797,896**	**$ 871,401**	**$ 847,616**	**$ 871,401**	**$ 872,895**	**$ 901,495**	**$ 900,435**

Reconciliation of Total Assets to Tangible Assets

	As of				As of				
	12/31/2017	12/31/2018	12/31/2019	12/31/2020	9/30/2020	12/31/2020	3/31/2021	6/30/2021	9/30/2021
Total Assets	$ 7,537,620	$ 7,804,308	$ 8,558,377	$ 9,279,021	$ 9,240,006	$ 9,279,021	$ 9,914,069	$ 9,947,994	$ 10,034,018
Less: Goodwill and Other Intangible Assets	72,334	119,710	171,118	168,855	169,380	168,855	168,376	167,897	167,477
Tangible Assets	**$ 7,465,286**	**$ 7,684,598**	**$ 8,387,259**	**$ 9,110,166**	**$ 9,070,626**	**$ 9,110,166**	**$ 9,745,693**	**$ 9,780,097**	**$ 9,866,541**

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Reconciliation of Non-GAAP Financial Metrics (continued)

Reconciliation of Fully Taxable Equivalent Net Interest Income to Net Interest Income

	For the Twelve Months Ended				For the Three Months Ended					For the Nine Months Ended
	12/31/2017	12/31/2018	12/31/2019	12/31/2020	9/30/2020	12/31/2020	3/31/2021	6/30/2021	9/30/2021	9/30/2021
Interest Income	$ 286,424	$ 310,801	$ 360,500	$ 357,720	$ 89,566	$ 91,800	$ 85,173	$ 87,994	$ 85,420	$ 258,587
Fully Taxable Equivalent Adjustment	4,953	2,858	2,956	2,866	706	712	714	718	717	2,149
Fully Taxable Equivalent Interest Income	$ 291,377	$ 313,659	$ 363,456	$ 360,586	$ 90,272	$ 92,512	$ 85,887	$ 88,712	$ 86,137	$ 260,736
Less: Interest Expense	42,665	43,903	62,763	30,090	5,726	5,479	4,439	4,143	3,818	12,400
Fully Taxable Equivalent Net Interest Income	**$ 248,712**	**$ 269,756**	**$ 300,693**	**$ 330,496**	**$ 84,546**	**$ 87,033**	**$ 81,448**	**$ 84,569**	**$ 82,319**	**$ 248,336**

Reconciliation of Pre-Provision Net Revenue

	For the Twelve Months Ended				For the Three Months Ended					For the Nine Months Ended
	12/31/2017	12/31/2018	12/31/2019	12/31/2020	9/30/2020	12/31/2020	3/31/2021	6/30/2021	9/30/2021	9/30/2021
Net Interest Income	$ 243,759	$ 266,898	$ 297,737	$ 327,630	$ 83,840	$ 86,321	$ 80,734	$ 83,851	$ 81,602	$ 246,187
Non-Interest Income	86,429	101,101	97,193	125,664	36,558	35,656	34,089	31,238	32,411	97,738
Less: Non-Interest Expense	203,162	228,755	263,988	286,595	69,859	85,661	67,865	71,400	68,489	207,754
Pre-Provision Net Revenue	**$ 127,026**	**$ 139,244**	**$ 130,942**	**$ 166,699**	**$ 50,539**	**$ 36,316**	**$ 46,958**	**$ 43,689**	**$ 45,524**	**$ 136,171**

Reconciliation of Allowance for Credit Losses / Loans

	For the Twelve Months Ended				For the Three Months Ended				
	12/31/2017	12/31/2018	12/31/2019	12/31/2020	9/30/2020	12/31/2020	3/31/2021	6/30/2021	9/30/2021
Allowance for Credit Losses	$ 49,988	$ 51,512	$ 56,679	$ 85,675	$ 87,038	$ 85,675	$ 86,886	$ 83,577	$ 88,129
Gross Loans	5,372,483	5,692,132	6,501,404	7,177,785	7,278,546	7,177,785	7,168,745	7,035,646	6,908,417
Allowance for Loan and Lease Losses / Loans	0.93%	0.90%	0.87%	1.19%	1.20%	1.19%	1.21%	1.19%	1.28%

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